EXHIBIT 4.1

                                 PROMISSORY NOTE

$50,550,000.00                                                SEPTEMBER 27, 1999

Loan No. 6 103 650

         FOR VALUE RECEIVED, CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation ("BORROWER") promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("LENDER"), which shall also mean successors and assigns who become holders of this Note), at Two Ravinia Drive, Suite 1400, Atlanta, Georgia 30346, the principal sum of FIFTY MILLION FIVE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($50,550,000.00), with interest on the unpaid balance ("BALANCE") at the rate of seven and twenty-nine hundredths percent (7.29%) per annum ("NOTE RATE") from the date of the first disbursement of Loan proceeds under this Note ("FUNDING DATE") until Maturity (defined below). Capitalized terms used without definition shall have the meanings ascribed to them in the Instrument (defined below).

1.       Regular Payments.  Principal and interest shall be payable as follows:

         (a) Interest from the Funding Date through October 15, 1999 shall be due and payable on November 15, 1999, together with the first regularly scheduled payment due under 1(b) below.

         (b) Interest only shall be paid in arrears in eighty-four (84) monthly installments based on the Balance outstanding from time to time, which, on the Funding Date, shall be in the amount of Three Hundred Seven Thousand Ninety One and 25/100 Dollars ($307,091.25) each, commencing on November 15, 1999 and continuing on the fifteenth (15th) day of each succeeding month to and including October 15, 2006. Each payment due date is referred to as a "DUE DATE".

         (c) The entire Obligations (as defined in the Instrument) shall be due and payable on October 15, 2006 ("MATURITY DATE"). "MATURITY" shall mean the Maturity Date or earlier date that the Obligations may be due and payable by acceleration by Lender as provided in the Documents.

         (d) Interest on the Balance for any full month shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. For any partial month, interest shall be due in an amount equal to (i) the Note Rate divided by 360 multiplied by (ii) the number of days any Balance is outstanding through and including the day of payment.


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2.       Late Payment and Default Interest

         (a) Late Charge. If any payment due under the Documents is not fully paid by its due date, a late charge based on the monthly payment multiplied by ten percent (10%) and divided by 365 days (Monthly Payment x 10%/365) per day (the "DAILY CHARGE") shall be assessed for each day that elapses until payment in full is made (including the date payment is made); provided, however, that if any such payments, together with all accrued Daily Charges, are not fully paid by the fourteenth (14th) day following their due date, a late charge equal to four percent (4%) of such payments (the "LATE CHARGE") shall be assessed and be immediately due and payable. The Late Charge shall be payable in lieu of Daily Charges that shall have accrued. The Late Charge may be assessed only once on each overdue payment. These charges shall be paid to defray the expenses incurred by Lender in handling and processing such delinquent payment(s) and to compensate Lender for the loss of the use of such funds. The Daily Charge and Late Charge shall be secured by the Documents. The imposition of the Daily Charge, Late Charge, and/or requirement that interest be paid at the Default Rate (defined below) shall not be construed in any way to (i) excuse Borrower from its obligation to make each payment under this Note promptly when due or
(ii) preclude Lender from exercising any rights or remedies available under the Documents upon an Event of Default.

         (b)  Acceleration.  Upon an Event of  Default,  including  a breach  of
Section 5.01 of the Instrument, Lender may declare the Balance, unpaid accrued interest, the Prepayment Premium (defined below) and all other Obligations immediately due and payable in full.

         (c) Default Rate. Upon an Event of Default or at Maturity, whether by acceleration (due to a voluntary or involuntary default) or otherwise, the entire Obligations (excluding accrued but unpaid interest if prohibited by law) shall bear interest at the Default Rate. The "DEFAULT RATE" shall be the lesser of (i) the maximum rate allowed by the law or (ii) the greater of (A) the Note Rate plus five percent (5%) or (B) five percent (5%) plus the prime rate (for corporate loans at large United States money center commercial banks) published in the Wall Street Journal on the first Business Day (defined below) of the month in which the Event of Default or Maturity occurs or continues. The term "BUSINESS DAY" shall mean a day which commercial banks are not authorized or required by law to close in the Property State or in the State where payments made by Borrower are received.

3. Application of Payments. Before an Event of Default, all payments received under this Note shall be applied in the following order: (a) to unpaid Daily Charges, Late Charges and costs of collection; (b) to any prepayment premium due; (c) to interest on the Balance; and (d) then to the Balance. After an Event of Default, all payments shall be applied in any order determined by Lender in its sole discretion.

4. Prepayment. This Note may be prepaid, in whole or in part, upon at least thirty (30) days' prior written notice to Lender and upon payment of all accrued interest (and other Obligations due under the Documents) and a prepayment premium ("PREPAYMENT PREMIUM") equal to the greater of (a) one percent (1%) of the principal amount being prepaid multiplied by the quotient of the number of full months remaining until the Maturity Date divided by the number of full months comprising the term of this Note, or (b) the Present Value of the Loan (defined below)

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


less the amount of principal and accrued interest (if any) being prepaid, calculated as of the prepayment date. The Prepayment Premium shall be due and payable, except as provided in the Instrument or as limited by law, upon any prepayment of this Note, whether voluntary or involuntary, and Lender shall not be obligated to accept any prepayment of the Note unless it is accompanied by the Prepayment Premium, all accrued interest and all other Obligations due under the Documents. Unless prepayment occurs on a Due Date, the actual number of days until the next Due Date will be used to discount during that partial month. Lender shall notify Borrower of the amount and calculation of the Prepayment Premium. Borrower agrees that (a) Lender shall not be obligated to actually reinvest the amount prepaid in any Treasury obligation and (b) the Prepayment Premium is directly related to the damages that Lender will suffer as a result of the prepayment. The "PRESENT VALUE OF THE LOAN" shall be determined by discounting all scheduled payments remaining to the Maturity Date attributable to the amount being prepaid at the Discount Rate (defined below). The "DISCOUNT RATE" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (defined below), when compounded semi-annually. The "TREASURY RATE" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by Lender (absent a clear mathematical calculation error) on the prepayment date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate. Notwithstanding the foregoing, no Prepayment Premium shall be due if the Note is prepaid during the last fourteen (14) days prior to the Maturity Date. In the event that either Borrower prepays any amount under this Note or CRIT-NC, LLC prepays any amount under that certain promissory note made to the order of Lender of even date herewith (the "CRIT-NC, LLC Note"), an equal amount based on the current allocated Balance must be paid on the other Note (For example, if CRIT-NC, LLC prepays 5% on the CRIT-NC, LLC Note, Borrower shall simultaneously prepay 5% on this Note). The applicable Prepayment Premium must also be paid on both Notes in such event.

5. No Usury. Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law ("MAXIMUM RATE"). If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate ("EXCESS AMOUNT") shall be deemed the result of a mistake by both Borrower and Lender and Lender shall promptly credit the Excess Amount against the Balance or refund to Borrower any portion of the Excess Amount which cannot be so credited.

6. Security and Documents Incorporated. This Note is the Note of Borrower referred to and secured or benefited by (i) the two (2) Mortgages and Security Agreements of even date herewith between Borrower and Lender to be recorded in the real estate records of Richland County, South Carolina and Charleston County, South Carolina, (ii) the Deed to Secure Debt and Security Agreement between Borrower and Lender of even date herewith to be recorded in the real estate records of Gwinnett County, Georgia and Clayton County, Georgia, (iii) the Unconditional and Irrevocable Guaranty of Payment and Performance (Cross-Collateralization)
of even date herewith executed by CRIT-NC, LLC in favor of Lender, and (iv) the two (2) Deeds of Trust and Security Agreements from CRIT-NC, LLC for the benefit of the Lender of even date herewith to be recorded in the real estate records of Mecklenburg County, North Carolina and Wake County, North Carolina (collectively, the "INSTRUMENT") and is secured by all of the Property described in the Instrument. Borrower shall observe and perform all of the provisions in the Documents. The Documents are incorporated into this Note as if fully set forth in this Note.

7. Treatment of Payments. All payments under this Note shall be made, without offset or deduction, (a) in lawful money of the United States of America at the office of Lender or at the place (and in the manner) Lender may specify by written notice to Borrower, (b) in immediately available federal funds, and (c) if received by Lender prior to 2:00 p.m. local time at such place, shall be credited on that day or else, at Lender's option, shall be credited on the next Business Day. Initially (unless waived by Lender), and until Lender shall direct Borrower otherwise, Borrower shall make all payments due under this Note in the manner set forth in Section 3.13 of the Instrument. If any Due Date falls on a day which is not a Business Day, then the payment shall be deemed to have fallen on the next succeeding Business Day.

8. Limited Recourse Liability. Except to the extent set forth in this Paragraph 8 and Paragraph 9 of this Note, the Borrower (singularly or collectively, the "Exculpated Parties") shall not have any personal liability for the Obligations. Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Documents or realize upon and protect the Property (including, without limitation, naming the Exculpated Parties in the actions) and in addition THE EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY FOR:

         (a) any indemnity, guaranty, master lease or similar instrument furnished in connection with the Loan (including, without limitation, the provisions of Section 8.03, 8.04, 8.05, 8.06 and 8.07 of the Instrument);

         (b) any assessments and taxes (accrued and/or payable) with respect to the Property (except for any sums escrowed with Lender for such purposes notwithstanding how applied by Lender);

         (c) any security deposits of tenants (i) not turned over to Lender or Lender's successor, if any, upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof (if Lender, or any affiliate of Lender is the party taking title to the Property), or (ii) not turned over to a receiver or trustee for the Property after appointment;

         (d) any insurance proceeds or condemnation awards neither turned over to Lender nor used in compliance with Section 3.07 and 3.08 of the Instrument;

         (e) if any of the Exculpated Parties executes an amendment or termination of any lease (other than a lease with a Major Tenant which is addressed in Paragraph 9(d) below) without Lender's prior written consent (and Lender's consent was required under the Documents), the Exculpated Parties shall have personal liability for the greater of:

                  (i) the present value (calculated at the Discount Rate) of the aggregate total dollar amount (if any) by which (A) rental income and/or other tenant obligations prior to the amendment of such lease exceeds (B) rental income and/or other tenant obligations after the amendment of such lease; or

                  (ii)     any termination fee or other consideration paid;

         (f) waste of the Property;

         (g) any rents or other income from the Property received by any of the Exculpated Parties after receipt of written notice of a default under the Documents (but only if the default is non-monetary in nature and Borrower is entitled to notice under the Documents) and not otherwise applied to the Obligations evidenced by this Note or to the current (not deferred) operating expenses of the Property; PROVIDED, HOWEVER, THAT THE EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for amounts paid as expenses to a person or entity related to or affiliated with any of the Exculpated Parties unless the payments are expressly permitted in the Documents;

         (h) Borrower's failure to maintain any letter of credit required under the Documents; and

         (i) all legal fees, including the allocated costs of Lender's staff attorneys, and other expenses incurred by Lender in enforcing the Documents if Borrower contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy) any of Lender's enforcement actions.

9. Full Recourse Liability. Notwithstanding the provisions of Paragraph 8 of this Note, the EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for the Obligations if:

         (a) there   shall  be  any  breach  or  violation  of  Article V of the
Instrument;  or

         (b) there shall be any fraud or material misrepresentation by any of the Exculpated Parties in connection with the Property, the Documents, the Loan application, or any other aspect of the Loan which (i) materially and adversely affects the Loan, or (ii) would have prevented Borrower from satisfying the conditions for closing of the Loan; or

         (c) the Property shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing; provided, however, that this Paragraph 9(c) shall not apply if an involuntary bankruptcy is filed by Lender; or

         (d) any of the Exculpated Parties executes an amendment or termination of any lease with a Major Tenant without Lender's prior written consent (and Lender's consent was required under the Documents).

10. Joint and Several Liability. This Note shall be the joint and several obligation of all makers, endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

11. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

12. Governing Law. This Note shall be governed by the laws of the State of Georgia.

         IN WITNESS WHEREOF, this Note has been duly executed by Borrower as of the day and year first above written.

                                            BORROWER:

                                            CORNERSTONE REALTY INCOME TRUST,
                                            INC., a Virginia corporation

                                            By: /s/ Stanley J. Olander, Jr.
                                                ----------------------------
                                            Name: Stanley J. Olander, Jr.
                                                  ------------------------
                                            Title: Chief Financial Officer
                                                   ------------------------

                                                   (CORPORATE SEAL)

STATE OF VIRGINIA

CITY OF RICHMOND

         On this 27th day of September, 1999, before me, Jacquelyn B. Owens, a Notary Public of the City of Richmond, Virginia, personally appeared Stanley J. Olander, Jr., known or identified to me to be the Chief Financial Officer of CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation, and the officer who subscribed the corporate name to the foregoing instrument, and acknowledged to me that he executed the same in the name of such corporation.

         IN WITNESS WHEREOF, I have set my hand and affixed my official notarial stamp or seal, the day and year in this certificate first above written.

My Commission Expires:

   6/30/03                                 Jacquelyn B. Owens
----------------------                    ------------------------
                                           Notary Public

                   [NOTARIAL SEAL]




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